KEMPISTY & COMPANY CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE • SUITE 1003 • NEW YORK, NY 10038 • TEL (212) 406-7CPA (7272) • FAX (212) 513-1930

April 22, 2005

Evolving Gold Corp.
Suite 1200 - 1188 West Georgia St.
Vancouver, British Columbia V6E 4A2
Canada

Gentlemen:

           We have reviewed the tax disclosures related to United States taxes included in item 10E of the Securities and Exchange Commission Amendment No. 4 to Form 20-F for Evolving Gold Corp. and in our opinion they are correct.

Kempisty & Company, CPAs, P.C.

cc: Sharon Wong